UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

MD	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Growth Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Reports on Form 8-K dated February 4, 2015 and February 11, 2015, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of six self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

Page

(a) Financial Statements Applicable to the Six Property Portfolio

• Independent Auditor’s Report	3

• Combined Statement of Revenue and Certain Operating Expenses	5

• Notes to Combined Statement of Revenue and Certain Operating Expenses	6

(b) Unaudited Pro Forma Financial Statements

• Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014	9

• Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014	10

• Notes to Unaudited Pro Forma Consolidated Financial Statements	11

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Growth Trust, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statement”) of the self storage properties located in Azusa, Riverside and Stockton, California, and Elgin and Romeoville, Illinois, and Colorado Springs, Colorado (the “Six Property Portfolio”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the Six Property Portfolio is responsible for the preparation and fair presentation of the combined financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statement of the Six Property Portfolio for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the Six Property Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California
April 9, 2015

Six Property Portfolio

Combined Statement of Revenue and Certain Operating Expenses

Year Ended December 31, 2014

Revenue
Rental revenue	$2,396,763
Other operating income	211,470

Total revenue	2,608,233

Certain operating expenses
Property operating expenses	491,565
Salaries and related expenses	443,967
Marketing expense	207,974
Property insurance	35,556
Real estate taxes	265,460

Total certain operating expenses	1,444,522

Revenue in excess of certain operating expenses	$1,163,711

See Notes to Combined Statement of Revenue and Certain Operating Expenses.

Six Property Portfolio

Notes to Combined Statement of Revenue and Certain Operating Expenses

December 31, 2014

Note 1 - Organization and basis of presentation

The combined financial statement includes the revenue and certain operating expenses of the self storage properties located in Azusa, Riverside and Stockton, California, and Elgin and Romeoville, Illinois, and Colorado Springs, Colorado (the “Six Property Portfolio”). Strategic Storage Growth Trust, Inc. (the “Company”) acquired the self storage property located in Colorado Springs, Colorado on January 29, 2015 for a purchase price of $4.17 million, plus closing costs and acquisition fees. The Company acquired the remaining self storage properties on February 5, 2015 for a purchase price of $11.73 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the Six Property Portfolio for the period presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Six Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Six Property Portfolio. Therefore, the combined financial statement may not be comparable to a statement of operations for the Six Property Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the Six Property Portfolio is not aware of any material factors relating to the Six Property Portfolio for the year ended December 31, 2014, that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statement has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the Six Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Six Property Portfolio.

Six Property Portfolio

Notes to Combined Statement of Revenue and Certain Operating Expenses

December 31, 2014

Use of estimates

The preparation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Six Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The Six Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Six Property Portfolio, any liability resulting from such litigation would not be material in relation to the Six Property Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through April 9, 2015, the date the combined financial statement was available to be issued.

STRATEGIC STORAGE GROWTH TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 has been prepared to give effect to the acquisition of six self storage facilities (the “Six Property Portfolio”) from unaffiliated third parties as if they were completed on December 31, 2014 by Strategic Storage Growth Trust, Inc. (the “Company”). The Company acquired the Six Property Portfolio in two phases, one self storage property was acquired on January 29, 2015, and the five remaining self storage properties were acquired on February 5, 2015.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 gives effect to the acquisition of the Six Property Portfolio and the three properties acquired during 2014, Ft. Pierce and Russell Road (acquired on July 31, 2014) and Jones Boulevard (acquired September 29, 2014), as if they were completed on January 1, 2014.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated statements of the Company and the historical combined statements of operations of the Six Property Portfolio and the Ft. Pierce, Russell Road, and Jones Boulevard properties.

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 sets forth the Company’s historical consolidated statement of financial position which is derived from the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014. The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

The information included in the Six Property Portfolio acquisition column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the acquisition’s historical statement of operations from January 1, 2014 through December 31, 2014 as included in the accompanying Rule 3-14 Combined Statement of Revenue and Certain Operating Expenses. The information included in the Ft. Pierce, Russell Road, and Jones Boulevard acquisition columns in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the acquisitions’ historical statements of operations from January 1, 2014 through the respective acquisition date as included in the Rule 3-14 reports in the Company’s Form 8-K/A filed with the SEC.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statements set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2014

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Six Property Portfolio Acquisition Note (2) and (3)		Strategic Storage Growth Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$4,260,000	$4,500,000	a	$8,760,000
Buildings	13,815,359	9,100,000	a	22,915,359
Site improvements	892,120	1,050,000	a	1,942,120

	18,967,479	14,650,000		33,617,479
Accumulated depreciation	(182,836)	—		(182,836)

Real estate facilities, net	18,784,643	14,650,000		33,434,643
Cash and cash equivalents	4,500,298	(286,974	) b	4,213,324
Other assets	709,604	14,149		723,753
Deferred financing costs, net of accumulated amortization	523,053	65,975	c	589,028
Intangible assets, net of accumulated amortization	450,285	1,550,000	a	2,000,285

Total assets	$24,967,883	$15,993,150		$40,961,033

LIABILITIES AND EQUITY
Secured debt	$9,545,386	$8,304,614	d	$17,850,000
Accounts payable and accrued liabilities	339,582	490,541	e	830,123
Distributions payable to preferred unitholders in our Operating Partnership	229,761	—		229,761
Due to affiliates	1,849,448	160,000	e	2,009,448

Total liabilities	11,964,177	8,955,155		20,919,332

Commitments and contingencies
Preferred equity in our Operating Partnership	9,908,304	7,197,995	d	17,106,299

Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2014	—	—		—
Common stock, $0.001 par value; 700,000,000 shares authorized; 740,814 shares issued and outstanding at December 31, 2014	741	—		741
Additional paid-in capital	4,839,882	—		4,839,882
Accumulated deficit	(1,817,257)	(160,000	) e	(1,977,257)

Total Strategic Storage Growth Trust, Inc. equity	3,023,366	(160,000)		2,863,366

Noncontrolling interest in our Operating Partnership	72,036	—		72,036

Total equity	3,095,402	(160,000)		2,935,402

Total liabilities and equity	$24,967,883	$15,993,150		$40,961,033

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Ft. Pierce Acquisition Note (2)	Russell Road Acquisition Note (2)	Jones Blvd. Acquisition Note (2)	Six Property Portfolio Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Growth Trust, Inc. Pro Forma
Revenues:
Self storage rental revenue	$641,036	$165,341	$437,802	$384,270	$2,396,763	$—		$4,025,212
Ancillary operating revenue	24,099	—	89,353	66,958	211,470	—		391,880

Total revenues	665,135	165,341	527,155	451,228	2,608,233	—		4,417,092

Operating expenses:
Property operating expenses	287,724	147,392	206,894	208,621	1,444,522	(53,020	) f	2,242,133
Property operating expenses - affiliates	104,394	—	—	—	—	436,682	g	541,076
General and administrative	463,234	—	—	—	—	—		463,234
Depreciation	183,604	—	—	—	—	748,148	h	931,752
Intangible amortization expense	254,715	—	—	—	—	1,049,983	h	1,304,698
Acquisition expense - affiliates	488,660	—	—	—	—	(452,257	) i	36,403
Other property acquisition expenses	102,742	—	—	—	—	(102,742	) i	—

Total operating expenses	1,885,073	147,392	206,894	208,621	1,444,522	1,626,794		5,519,296

Operating income (loss)	(1,219,938)	17,949	320,261	242,607	1,163,711	(1,626,794)		(1,102,204)
Other income (expense):
Interest expense	(153,638)	—	—	—	—	(462,207	) j	(615,845)
Deferred financing amortization expense	(65,433)	—	—	—	—	(149,225	) k	(214,658)
Other	3,374	—	—	—	—	—		3,374

Net income (loss)	(1,435,635)	17,949	320,261	242,607	1,163,711	(2,238,226)		(1,929,333)
Less: Distributions to preferred unitholders in our Operating Partnership	(422,282)	—	—	—	—	(1,568,943	) l	(1,991,225)
Less: Accretion of preferred equity costs	(88,304)	—	—	—	—	(166,559	) l	(254,863)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	128,964	—	—	—	—	(18,668	) m	110,296

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(1,817,257)	$17,949	$320,261	$242,607	$1,163,711	$(3,992,396)		$(4,065,125)

Net loss per share - basic and diluted	$(7.31)							$(5.49)

Weighted average shares outstanding - basic and diluted	248,565							740,814

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2014 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 were derived from the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 included in its Annual Report on Form 10-K filed with the SEC.

Note 2. Acquisitions

2014 Acquisitions – Ft. Pierce, Russell Road and Jones Boulevard

On July 31, 2014 the Company closed on the acquisition of two self storage facilities located in Fort Pierce, Florida (“Fort Pierce”) and Las Vegas, Nevada (“Russell Road”) for approximately $3.9 million and $9.5 million, respectively. On September 29, 2014 the Company closed on the acquisition of another facility in Las Vegas, Nevada (“Jones Boulevard”) for approximately $6 million. These three properties were acquired from unaffiliated entities. The Company incurred approximately $0.2 million in acquisition fees in connection with the three acquisitions. The properties contain approximately 3,000 storage units, totaling approximately 350,000 square feet.

In connection with the acquisition of the three properties, on July 31, 2014, the Company along with its operating partnership, SS Growth Operating Partnership, L.P. (the “Operating Partnership”) and certain property owning special purpose entities wholly-owned by the Operating Partnership (collectively with the Operating Partnership the “Borrower”) obtained a secured revolving term loan (the “KeyBank Facility”) from KeyBank National Association (“KeyBank”) pursuant to a credit agreement (the “Credit Agreement”) for the purpose of funding real property acquisitions. The maximum amount the Company can borrow under the KeyBank Facility initially is $20,000,000. The KeyBank Facility must be fully funded through a maximum of six draws no later than March 31, 2015. The initial amount funded at closing was approximately $6.3 million, approximately $1 million of which was used to partially fund the acquisition of the Fort Pierce property and approximately $5.3 million for the Russell Road property. An additional amount was funded on September 29, 2014 of approximately $3.2 million which was used to partially fund the acquisition of the Jones Boulevard property. The KeyBank Facility has a variable interest rate which was approximately 3.41% at the time of the initial draws.

The KeyBank Facility has an initial term of three years, maturing on July 31, 2017, with two one-year extension options subject to certain conditions outlined further in the Credit Agreement. Payments due pursuant to the KeyBank Facility are interest-only for the first 36 months and a 30-year amortization schedule thereafter. The KeyBank Facility bears interest at the Company’s option of either (i) LIBOR plus 325 basis points, or (ii) Base Rate plus 225 basis points. Base Rate is the greater of (i) Agent Prime or (ii) the Fed Funds rate plus 0.50%.

The KeyBank Facility is full recourse, jointly and severally, to the Company and is secured by cross-collateralized first mortgage liens on the Mortgaged Properties (as defined in the Credit Agreement). The KeyBank Facility may be prepaid or terminated at any time without penalty, provided, however, that KeyBank shall be indemnified for any breakage costs associated with any LIBOR borrowings. Pursuant to that certain guaranty dated July 31, 2014 in favor of KeyBank, the Company serves as a guarantor of all obligations due under the KeyBank Facility.

Under certain conditions, the Company may cause the release of one or more of the properties serving as collateral for the KeyBank Facility, provided no default or event of default is then outstanding or would reasonably occur as a result of such release, including compliance with the Pool Debt-Service Coverage Ratio (as defined in the Credit Agreement).

The KeyBank Facility contains a number of other customary terms and covenants.

Additionally, on July 31, 2014, the Operating Partnership purchased an interest rate cap with a notional amount of $15 million, such that in no event will our interest rate exceed 5.25% thereon through August 1, 2016.

On July 31, 2014, the Company and the Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “SSTI Preferred Investor”), a wholly-owned subsidiary of its sponsor. Pursuant to the Unit Purchase Agreement, the SSTI Preferred Investor agreed to provide up to $18,100,000 through a preferred equity investment in the Operating Partnership to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for preferred units of limited partnership interest of the Operating Partnership (the “Preferred Units”). The initial investment was approximately $7.2 million and was used to partially fund the acquisition of the Fort Pierce and Russell Road properties. An additional investment of approximately $2.8 million was used to partially fund the acquisition of the Jones Boulevard property.

The holders of the preferred units will receive current distributions (the “Current Distributions”) at a rate of the one-month LIBOR plus 6.5% per annum. In addition to the Current Distributions, the Company has the obligation to elect either (A) to pay the holder of the preferred units additional distributions monthly in an amount equal to: (i) 4.35% per annum through January 31, 2017; and (ii) thereafter, 6.35% per annum or (B) defer the additional distributions ( the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through January 31, 2017; and (ii) thereafter, LIBOR plus 12.85% of the Deferred Distributions.

2015 Acquisition – Six Property Portfolio

On August 14, 2014, the Company, through six wholly-owned subsidiaries of the Operating Partnership, executed six partial assignments of the purchase and sale agreement originally executed by a subsidiary of the Company’s sponsor on July 7, 2014, with unaffiliated third parties (the “Six Property Purchase Agreement”), for the acquisition of six self storage facilities located in California, Illinois and Colorado (the “Six Property Portfolio”). The aggregate purchase price for the Six Property Portfolio is approximately $15.9 million, plus closing costs and acquisition fees.

On January 29, 2015, the Company closed on one self storage facility located in Colorado representing the first phase (the “First Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $4.2 million, plus closing costs and acquisition fees. We funded the First Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $2.0 million of preferred units in the Operating Partnership and a draw of approximately $2.6 million under the KeyBank Facility. The Company incurred acquisition fees of approximately $42,000 in connection with the First Phase acquisition.

On February 5, 2015, the Company closed on the remaining five self storage facilities located in California and Illinois representing the second phase (the “Second Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $11.7 million, plus closing costs and acquisition fees. The Company funded the Second Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $5.2 million of preferred units in the Operating Partnership, a draw of approximately $5.7 million under the KeyBank Facility, and proceeds from the Company’s Private Offering. The Company incurred acquisition fees of approximately $117,000 in connection with the Second Phase acquisition.

KeyBank Facility

As of March 31, 2015, the Company had drawn down a total of approximately $17.8 million under the KeyBank Facility.

Issuance of Preferred Units of our Operating Partnership

As of March 31, 2015, the Preferred Investor had invested an aggregate of approximately $17.5 million in the Operating Partnership and received approximately 700,000 preferred units in the Operating Partnership.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangible assets acquired in its acquisitions based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	Reflects the cash used to purchase the Six Property Portfolio after the issuance of debt, and preferred interests in the Operating Partnership.

(c)	Reflects financing costs incurred in conjunction with debt issued to fund the acquisition of the Six Property Portfolio.

(d)	The acquisition of the Six Property Portfolio was funded with a combination of approximately $7.2 million from the issuance of approximately 290,000 preferred units in the Operating Partnership, and draws totaling approximately $8.3 million under the KeyBank Facility.

(e)	Changes relate to prepaid customer rent assumed, accrued property taxes, accrued transaction costs, and accrued property acquisition expenses of approximately $160,000.

Note 4. Statements of Operations – Pro Forma Adjustments

(f)	Represents adjusted property operating expenses for the year ended December 31, 2014 to include the estimated increased cost of property taxes as compared to the Six Property Portfolio, Ft. Pierce, Russell Road and Jones Boulevard properties historical results. In addition, historical annual operating expenses from truck rentals were removed as they were not included in the acquisition of the Six Property Portfolio.

(g)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee equal to the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.5% of average invested assets, as defined.

(h)	Reflects the depreciation and amortization expense resulting from the Six Property Portfolio, Ft. Pierce, Russell Road and Jones Boulevard properties. Such depreciation and amortization expense for the Six Property Portfolio was based on a preliminary purchase price allocation of approximately $4.5 million to land, approximately $1.1 million to site improvements, approximately $9.1 million to building, and approximately $1.6 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized straight-lined over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(i)	Historical property acquisition expenses directly attributable to the Six Property Portfolio totaled approximately $151,000 and the Ft. Pierce, Russell Road, and Jones Boulevard properties totaled approximately $404,000 and have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs directly attributable to the acquisition. The remaining balance in property acquisition expenses – affiliates for the year ended December 31, 2014 represent costs associated with acquisitions that were never finalized. In addition, the Company incurred acquisition fees of approximately $160,000 related to the acquisition of the Six Property Portfolio which are excluded from the Unaudited Pro Forma Consolidated Statement of Operations.

(j)	Adjustment reflects the estimated interest expense on the Key Bank Facility in connection with the Six Property Portfolio and the Ft. Pierce, Russell Road and Jones Boulevard acquisitions.

(k)	Adjustment reflects the estimated amortization of the deferred financing costs related to the Key Bank Loan draws in connection with the Six Property Portfolio and the Ft. Pierce, Russell Road and Jones Boulevard acquisitions.

(l)	Adjustment reflects distributions payable on the preferred units issued in conjunction with the acquisitions of the Six Property Portfolio and the Ft. Pierce, Russell Road and Jones Boulevard properties.

(m)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: April 14, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer